EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ultimate Electronics, Inc. 401(k) Retirement Savings Plan of our report dated March 12, 2003 except for Notes 2 and 13, as to which the dates are March 20, 2003 and April 7, 2003, respectively, with respect to the consolidated financial statements and schedule of Ultimate Electronics, Inc. included in the Annual Report on (Form 10-K) for the year ended January 31, 2003.


                                                          /s/ ERNST & YOUNG, LLP

Denver, Colorado
June 18, 2003